Exhibit 99.1

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about

Behringer Harvard and its real estate

programs, please contact us at

866.655.3650.

Commentary & Highlights

Fund

•    In June, we entered into an agreement with Jacor Partners to develop a 65-acre industrial tract in Phoenix, known as Rio Salado Business Center. Plans call for the development of approximately 1 million square feet of Class A industrial space.

•    The 69.6-acre data center campus known as 5000 South Bowen was acquired in May. The asset is located in Arlington, Texas, and includes approximately 13.8 acres of developable land and an 87,000-square-foot building, which is 100 percent leased until April 2013 to Atos Origin, a French international information technology provider. The building is designed to withstand a category F5 tornado, and Atos Origin has made upgrades to the electrical, mechanical, and infrastructure systems.

•    During the second quarter, we invested in Royal Island, a three-island asset in the Bahamas comprised of more than 430 acres. Development plans call for a luxury hotel with approximately 80 guest rooms, 100 estate home sites, 150 villas, 35 townhomes and flats, a 200-slip marina, and an 18-hole Jack Nicklaus Signature Golf Course.

•    In May, we acquired Santa Clara Tech Center, a three-building, 456,000-square-foot complex located on 22.8 acres in Silicon Valley. Two of the buildings are leased to electronics company Hitachi Data Systems, and the third building is slated for conversion into a data center.

Financial Statements

•    Revenues for the second quarter of 2007 were approximately $6.3 million higher than the same period one year ago. This increase can be attributed to the acquisition of additional rent-producing properties during the past 12 months, as well as revenue generated from the operations of The Lodge & Spa at Cordillera during June 2007.

•    Approximately $3.9 million of net operating income (NOI) was generated during the second quarter of 2007 as compared to approximately $166,000 of NOI during the same period in 2006. The increase in NOI can be attributed primarily to the acquisition of interests in 13 properties during the past 12 months.

•    The Fund recorded a net loss of approximately $415,000 during the second quarter of 2007 as compared to net income of approximately $440,000 recorded in the second quarter of 2006. The loss was due to depreciation and amortization expense from additional acquisitions, higher general and administrative expenses due to an increase in overall corporate activity, interest expense from debt incurred on acquisitions, and advertising costs.

•    During the second quarter of 2007, funds from operations (FFO) was approximately $2 million as compared to approximately $555,000 of FFO reported for the second quarter of 2006.

Property Spotlight

•    The Lodge & Spa at Cordillera, located near Vail Valley in Edwards, Colorado, sits 8,000 feet above sea level on an 8.3-acre site. This property represents the rare opportunity to enhance the value of a prized asset in a prime ski location. Cordillera features a 56-room resort, 20,000-square-foot spa, four golf courses, two award-winning restaurants, and activities for outdoor enthusiasts looking to mountain bike, fly-fish, and ride horseback. The property also includes 23.2 acres of undeveloped land located adjacent to the property. Plans call for the renovation of the existing structure, as well as the construction of additional units in order to boost room occupancy and generate income.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC. (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except in share amounts)	Jun. 30, 2007	Dec. 31, 2006

Assets

Real estate

Land and improvements, net	$71,610	$15,354

Building and improvements, net	202,528	118,999

Real estate under development	70,761	38,418

Total real estate	344,899	172,771

Cash and cash equivalents	71,652	54,639

Restricted cash	7,717	2,335

Accounts receivable, net	5,315	1,208

Prepaid expenses and other assets	1,331	477

Investment in unconsolidated joint venture	22,158	-

Furniture, fixtures, and equipment, net	9,253	7,841

Deferred financing fees, net	3,048	1,788

Notes receivable	16,009	1,718

Lease tangibles, net	20,472	13,565

Other tangibles, net	11,029	10,826

Total assets	$512,883	$267,168

Liabilities and stockholders’ equity

Mortgages payable	$149,625	$89,204

Accounts payable	1,799	470

Payables to affiliates	1,713	2,411

Acquired below-market leases, net	17,586	4,365

Distributions payable	856	1,694

Accrued liabilities	9,734	5,540

Subscriptions for common stock	1,807	570

Other liabilities	614	820

Total liabilities	183,734	105,074

Minority interest	6,144	2,648

Stockholders’ equity

Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	-	-

Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	-	-

Common stock, $.0001 par value per share; 350,000,000 shares authorized, 36,869,308 and 18,202,576 shares issued and outstanding at June 30, 2007, and December 31, 2006, respectively	4	2

Additional paid-in capital	327,632	159,905

Accumulated distributions in excess of net income (loss)	(4,602)	(461)

Accumulated other comprehensive loss	(29)	-

Total stockholders’ equity	323,005	159,446

Total liabilities and stockholders’ equity	$512,883	$267,168

CONSOLIDATED STATEMENTS OF CASH FLOWS

	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2007	Jun. 30, 2006

Cash flows from operating activities:

Net income (loss)	$(608)	$571

Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:

Depreciation and amortization	3,532	152

Amortization of deferred financing fees	605	-

Minority interest	355	-

Change in accounts receivable	(3,057)	(25)

Change in prepaid expenses and other assets	501	59

Change in accounts payable	1,485	-

Change in other liabilities	(206)	-

Change in accrued liabilities	1,142	95

Change in payables to affiliates	487	-

Cash provided by operating activities	4,236	852

Cash flows from investing activities:

Escrow deposits and pre-acquisition costs on real estate to be acquired	(8)	(4,225)

Purchases of real estate properties, net of cash acquired	(136,016)	(9,070)

Acquisition of interest in unconsolidated joint venture	(22,158)	-

Capital expenditures for real estate under development	(18,730)	-

Capital expenditures for real estate under development of consolidated borrowers	(12,746)	-

Additions of property and equipment	(2,123)	-

Purchase of interest rate cap	(154)	-

Changes in restricted cash	(4,174)	(4)

Investment in notes receivable	(14,290)	-

Receivable from investment property	(820)	-

Fee paid to affiliate for mezzanine loan arrangements	(545)	-

Cash used in investing activities	(211,764)	(13,299)

Cash flows from financing activities:

Proceeds from bridge note	52,115	-

Proceeds from mortgages of consolidated borrowers	8,306	-

Issuance of common stock	182,924	78,055

Redemptions of common stock	(352)	-

Financing costs	(1,227)	-

Offering costs	(18,231)	(8,342)

Distributions	(985)	-

Contributions from minority interest holders	3,141	-

Change in subscriptions for common stock	1,237	(73)

Change in subscription cash received	(1,207)	87

Change in payables to affiliates	(1,180)	(546)

Cash provided by financing activities	224,541	69,181

Net change in cash and cash equivalents	17,013	56,734

Cash and cash equivalents at beginning of period	54,639	18,561

Cash and cash equivalents at end of period	$71,652	$75,295

BEHRINGER HARVARD OPPORTUNITY REIT I, INC. (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands, except per share amounts)	Jun. 30, 2007	Jun. 30, 2006	Jun. 30, 2007	Jun. 30, 2006

Revenues

Rental revenue	$6,112	$355	$11,321	$474

Hotel revenue	618	-	618	-

Total Revenues	6,730	355	11,939	474

Expenses

Property operating expenses	2,009	114	3,384	136

Interest expense	1,373	-	2,302	-

Real estate taxes	673	61	1,233	81

Property management fees	152	15	279	20

Asset management fees	471	16	794	22

General and administrative	401	212	708	372

Advertising costs	158	-	623	-

Depreciation and amortization	2,400	131	4,349	174

Total expenses	7,637	549	13,672	805

Interest income	804	634	1,574	902

Equity in losses of unconsolidated joint venture	(68)	-	(68)	-

Minority interest	(219)	-	(356)	-

Income (loss) before tax	(390)	440	(583)	571

Current Income tax	17	-	17	-

Deferred Income tax	8	-	8	-

Net income (loss)	$(415)	$440	$(608)	$571

Weighted average shares outstanding:

Basic	30,023	7,914	25,388	5,851

Diluted	30,023	7,927	25,388	5,861

Earnings (loss) per share:

Basic	$(0.01)	$0.06	$(0.02)	$0.10

Diluted	$(0.01)	$0.06	$(0.02)	$0.10

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS

Net income (loss)	$(415)	$440	$(608)	$571

Adjustments:

Real estate depreciation[1]	1,423	72	2,559	96

Real estate amortization[1]	960	43	1,733	56

Funds from operations[2]	$1,968	$555	$3,684	$723

1   This represents our proportional share of depreciation and amortization expense of the properties we wholly own and our 95 percent ownership share of depreciation and amortization for Chase Park Plaza.

2   FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income (loss) or as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2007, and December 31, 2006, and our unaudited consolidated results of operations and cash flows for the periods ended June 30, 2007, and June 30, 2006. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, by visiting behringerharvard.com, or by written request to the Company at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to as the “Fund,” the “Company,” “we,” “us,” or “our”) and our subsidiaries, our plans to construct and renovate certain projects, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC. (Unaudited)

NET OPERATING INCOME (NOI)

	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
(in thousands)	Jun. 30, 2007	Jun. 30, 2006	Jun. 30, 2007	Jun. 30, 2006

Revenue	$6,730	$355	$11,939	$474

Operating expenses

Property operating expenses	2,009	114	3,384	136

Real estate taxes	673	60	1,233	81

Property management fees	152	15	279	20

Total operating expenses	2,834	189	4,896	237

Net operating income	$3,896	$166	$7,043	$237

RECONCILIATION OF NOI TO NET INCOME (LOSS)

Net operating income	$3,896	$166	$7,043	$237

Less: Depreciation & amortization	(2,400)	(131)	(4,349)	(174)

General & administrative expenses	(401)	(212)	(708)	(372)

Interest expense	(1,373)	-	(2,302)	-

Asset management fees	(471)	(16)	(794)	(22)

Advertising costs	(158)	-	(623)	-

Provision for income tax	(25)	-	(25)	-

Equity loss on unconsolidated joint venture	(68)	-	(68)	-

Add: Interest income	804	633	1,574	902

Minority Interest	(219)	-	(356)	-

Net income (loss)	$(415)	$440	$(608)	$571

Published 10/07 • IN
© 2007 Behringer Harvard	104112

Net operating income (NOI), a non-GAAP financial measure, is defined as net income (loss), computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, equity in unconsolidated joint ventures, minority interests, income taxes, and the gain or loss on the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Company’s operating performance because NOI excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.